UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2020

LM FUNDING AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37605 (Commission File Number)	47-3844457 (IRS Employer Identification No.)

1200 West Platt Street, Suite 1000 Tampa, Florida 33606 (Address of principal executive offices, including zip code) (813) 222-8996 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

EXPLANATORY NOTE

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 2.01 is hereby incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 8, 2020, LM Funding America, Inc. (“LMFA”) entered into a Stock Purchase Agreement (“SPA”) with Craven House North America, LLC (“Craven”) pursuant to which LMFA sold to Craven all of the issued and outstanding shares of IIU, Inc., a Virginia based travel insurance brokerage company and wholly owned subsidiary of LMFA (“IIU”), for $3,562,769.  The purchase price was paid by Craven through the cancellation of the $3,461,782 Convertible Promissory Note issued by LMFA to Craven dated January 16, 2019 plus forgiveness of $100,787 of accrued interest. LMFA originally paid $4,969,200 for the purchase of IIU in January 2019, which included a negative $720,386 net fair value of assets and $5,689,586 of goodwill. LMFA estimates the sale of IIU will result in a loss of approximately $1.5 million to $1.75 million.  The transaction closed on January 8, 2020.

LMFA also announced that it has engaged Maxim Group, LLC (“Maxim”) as its financial advisor to provide strategic advisory services for the Company’s 2020 corporate initiative roadmap.

A copy of the SPA is attached as Exhibit 2.1 hereto.  The foregoing description of the SPA is necessarily summary in nature and is qualified by reference to the full text of the SPA attached hereto as Exhibit 2.1.

 Item 2.05. Costs Associated with Exit or Disposal Activities.

The information set forth above in Item 2.01 is hereby incorporated by reference into this Item 2.05.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 8, 2020, in connection with closing the Stock Purchase Agreement and sale, Mark Pajak resigned as Chief Operating Officer of LMFA.

Item 7.01    Regulation FD Disclosure.

On January 10, 2020, LMFA issued a press release announcing the closing of the above-described transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated January 8, 2020, between LM Funding America, Inc. and Craven House North America, LLC
99.1	Press Release dated January 10, 2020

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements.  Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties.  Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2018, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.
	By:	/s/ Richard Russell Richard Russell Chief Financial Officer
Date: January 10, 2020